UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2024

Shattuck Labs, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39593	81-2575858
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 W. 5th Street, Suite 1200

Austin, TX 78701

(Address of principal executive offices including zip code)

(512) 900-4690

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuance to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STTK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2024, the Board of Directors (the “Board”) of Shattuck Labs, Inc. (the “Company”) expanded its size and appointed: (i) Dr. Kate Sasser as a Class II director to serve until the Company’s 2025 Annual Meeting of Stockholders and until her successor is duly elected and qualified and (ii) Dr. Clay Siegall as a Class III director to serve until the Company’s 2026 Annual Meeting of Stockholders and until his successor is duly elected and qualified, effective immediately. The Board has not yet appointed Drs. Sasser and Siegall to any committees of the Board.

Dr. Sasser, age 47, has served as the Chief Scientific Officer of Tempus AI, a healthcare technology company, since October 2022. From July 2016 to October 2022, Dr. Sasser served as Corporate Vice President at Genmab A/S (Nasdaq: GMAB), a biotechnology company. From 2009 to 2016, she served in various roles at Johnson and Johnson Innovative Medicine (formerly Janssen Pharmaceuticals Companies), a pharmaceutical company, including most recently as Vice President overseeing translational research for oncology. Dr. Sasser earned her B.S. from Oregon State University and her Ph.D. in Integrated Biomedical Sciences from the Ohio State University.

Dr. Siegall, age 63, has served as President, Chief Executive Officer and Chairman of the board of directors of Immunome, Inc. (Nasdaq: IMNM), a biotechnology company, since October 2023. Prior to joining Immunome, from January 2023 to October 2023, he served as the President and Chief Executive Officer of MorphImmune, Inc., a biotechnology company that merged with Immunome. Dr. Siegall co-founded Seagen Inc. (formerly Seattle Genetics), a biotechnology company acquired by Pfizer Inc., in January 1998 and served in various leadership roles, including as Chief Executive Officer, from November 2002 to May 2022, President, from June 2000 to May 2022, and Chairman of the board of directors, from March 2004 to May 2022. In addition to Immunome, he currently serves on the board of directors of Tourmaline Bio, Inc. (Nasdaq: TRML), a biotechnology company. He previously served on the board of directors of Nurix Therapeutics, Inc. (Nasdaq: NRIX), from June 2021 to May 2022, Ultragenyx Pharmaceutical Inc. (Nasdaq: RARE), from February 2014 to June 2021, and Alder BioPharmaceuticals, Inc., from 2006 to October 2019. Dr. Siegall earned his B.S. in Zoology from the University of Maryland and his Ph.D. in Genetics from George Washington University.

Each of Drs. Sasser and Siegall will be entitled to receive compensation in accordance with the Company’s non-employee director compensation policy, which was filed as Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed on February 29, 2024. Each of Drs. Sasser and Siegall are entering into the Company’s standard form of indemnification agreement, a form of which was previously filed as Exhibit 10.1 to the Company’s Form S-1/A filed on October 5, 2020.

There are no arrangements or understandings between each of Drs. Sasser and Siegall and any other person pursuant to which they were appointed as directors of the Company; there are no family relationships between each of Drs. Sasser and Siegall and any director or executive officer of the Company; and each of Drs. Sasser and Siegall is not a party to any transactions of the type that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release announcing the foregoing appointments is furnished hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description of Exhibit

99.1	Press release issued by Shattuck Labs, Inc. dated March 4, 2024.

104	The cover page from the Company’s Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shattuck Labs, Inc.

Date: March 4, 2024	By:	/s/ Dr. Taylor Schreiber
Dr. Taylor Schreiber Chief Executive Officer (principal executive officer)